                                                                   Exhibit 10.99

                                                     August 25, 1994

Mr. William F. Gorog
1307 Daviswood Drive
McLean, VA  22102

     Re:  Compensation as WorldCorp Chairman of the Board
          -----------------------------------------------

Dear Bill:

     As Chairman of the Compensation Committee of the Board of Directors of WorldCorp, Inc. ("WorldCorp" or the "Company"), and as a member of the Board of Directors of US Order, Inc. ("US Order"), we are delighted to confirm for you the principal terms pursuant to which you will be compensated, effective this date, for your services in 1994-1995 as Chairman of the Board of Directors of the Company and of the Board of Directors of US Order.

1.    Compensation as US Order Chairman.
      ---------------------------------

      . Your annual compensation for serving as Chairman of the Board and Chief Executive Officer of US Order shall be $250,000 per year, payable directly by US Order, in 26 bi-weekly installments of $9,615.40.

2.   Compensation as WorldCorp Chairman.
     ----------------------------------

     .         Cash Compensation.  You shall be paid $50,000 per year
               -----------------
          for your service as Chairman of the Board of WorldCorp, payable in advance in quarterly installments of $12,500 each.


     .            Stock Options.  (a) You are granted 250,000 options to
                  -------------
          purchase WorldCorp Common Stock under WorldCorp's 1988 Amended and Restated Stock Option Plan, at an exercise price of $4.50 per share. 100,000 of the options are vested immediately. The remaining 150,000
          options will be vested on May 25, 2004; provided, however,   that the
                                                  -----------------
          remaining 150,000 options shall vest earlier than May 25, 2004 in increments of 25,000 options, if WorldCorp's Common Stock trades for 20 days on the NYSE at or above an average price at the following thresholds:

Mr. William F. Gorog
August 25, 1994
Page Two

               Accelerated Vesting    Stock Price
               -------------------    -----------
                    25,000            $ 5.63
                    25,000            $ 7.03
                    25,000            $ 8.79
                    25,000            $10.99
                    25,000            $13.73
                    25,000            $17.17

               All of the other terms of your stock options will be set forth in a stock option agreement, the form of which is attached hereto as Attachment 1.
          ------------

               (b) You agree to hold the following amounts of WorldCorp stock for the balance of the term of this Agreement, from the earlier to
                                                                  -------
          occur of (1) your exercise of options in the amounts set forth below; or (2) the dates indicated below. For purposes of this Agreement, any shares of WorldCorp stock owned by members of your immediate family (i.e., spouse, sons or daughters) shall be counted toward your WorldCorp stock ownership and holding requirements.

                                          Required
Options Exercised        Date       Common Stock Holdings
-------------------  -------------  ---------------------

          125,000    April 1, 1995                  8,500
          150,000    April 1, 1996                 12,500
          175,000    April 1, 1997                 16,500


               .  Business Expenses.  You shall be entitled to reimbursement of
                  -----------------
          business-related expenses consistent with WorldCorp's policies.

               .  Employee Benefits.  You shall be entitled to all employee
                  -----------------
          benefits made available now or in the future to other officers of WorldCorp. In the event you leave your position as WorldCorp Chairman for any reason other than death or for cause, you may participate in WorldCorp's health and other benefit programs for one year for each year of your service on the WorldCorp Board since 1989, on the same terms available to the most senior executives of WorldCorp or its affiliates, or until you obtain comparable coverage, whichever is earlier.

Mr. William F. Gorog
August 25, 1994
Page Three

               .  Life Insurance.  WorldCorp will maintain key-man life
                  --------------
          insurance on you in the amount of $1,000,000 during your employment as Chairman of the Board of WorldCorp, payable to your estate in the event of your death.

     On behalf of the Boards of WorldCorp and US Order, thank you very much for your past contributions. We wish you good health and continued success in your positions.

     With best regards, we remain

                                    Very truly yours,


     WORLDCORP, INC.                US ORDER, INC.

By:  /s/ Signature Appears Here             By: /s/ Signature Appears Here
     -------------------------------------     --------------------------------
Name: ____________________________________  Name:______________________________
Title:  __________________________________  Title:_____________________________



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